UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2013

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2013 annual shareholder meeting on June 24, 2013.  The following matters were each submitted to a vote of shareholders through the solicitation of proxies or otherwise:

(1) Election of directors – Three individuals were each elected to a three-year term on our classified board of directors.

(2) Ratification of appointment of accounting firm – Appointment of Grant Thornton LLP by our board's Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2013, was ratified.

The voting results from the Annual Meeting on the election of directors and ratification of appointment of accounting firm are as follows:

Item	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Directors -
Scott M. Fisher	61,974,678	---	606,500	---	---
William P. Glasgow	61,902,122	---	679,056	---	---
James M. Schneider	61,522,515	---	1,058,663	---	---
Ratification of Accounting Firm	64,542,796	159,059	---	223,596	---

There were no director nominees other than as set forth above.

Section 8 – Other Events

    Item 8.01 Other Events

The Alaska Wireless Network.  As announced in our Form 8-K filed on June 6, 2012, we have entered into certain agreements with Alaska Communications Systems Group, Inc. and its affiliates (“ACS”) under which we will purchase certain wireless assets from ACS and we will contribute the purchased assets and we and ACS will contribute our respective wireless network assets to The Alaska Wireless Network, LLC.

The closing of these transactions is subject to the satisfaction of customary closing conditions, including the receipt of required governmental and third party consents and approvals.  Subject to the satisfaction of these conditions, we expect to close these transactions in July, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: June 27, 2013

	By	: /s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)